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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Employee Stock Purchase Plan of SICOR Inc. of our report dated February 16, 2000 with respect to the consolidated financial statements of SICOR Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                              /s/ Ernst & Young LLP

                              ERNST & YOUNG LLP

San Diego, CA
October 11, 2000


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